UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2007

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 840-4100

1280 Maryland Avenue, S.W. Washington, D.C. 20024
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

In response to the previously disclosed lawsuit filed on December 22, 2006 by Steven A. Grigg against Republic Property Trust (the "Trust"), on January 11, 2007 the Trust filed an answer denying the thrust of Mr. Grigg's allegations and asserting defenses to all of his claims. Additionally, the Trust asserted counterclaims for money damages against Mr. Grigg. In its counterclaims, the Trust asserts, among other things, claims against Mr. Grigg for fraud, breach of his fiduciary duties to the Trust and breach of his employment agreement with the Trust. The Trust seeks, among other remedies, (i) damages in an amount not less than $1.2 million, the approximate value (at the time of issuance) of the partnership units issued to Republic Properties Corporation in connection with the West Palm Beach City Center Development Contribution Agreement, (ii) additional damages incurred by the Trust as a result of the termination of the West Palm Beach Professional Services Agreement, (iii) recovery of the costs, including attorneys’ fees, associated with the previously disclosed internal investigation, (iv) reimbursement for the Trust’s expenses in this litigation, including attorneys’ fees, and (v) other damages, including punitive damages, in an amount to be finally determined at trial.

Private Securities Litigation Reform Act of 1995. Various statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; our ability to pay our estimated distribution at its current rate; the impact of potential management changes; the Company’s ability to acquire its option properties; the outcome of any material litigation; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

January 18, 2007	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer